As filed with the Securities and Exchange Commission on January 13, 2005.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CARDIOGENESIS CORPORATION

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation or Organization)	77-0223740 (I.R.S. Employer Identification No.)

26632 Towne Centre Drive, Suite 320
Foothill Ranch, California 92610
(714) 649-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stock Option Plan
Employee Stock Purchase Plan
Director Stock Option Plan
(Full title of the plans)

Christine G. Ocampo
Chief Financial Officer
CardioGenesis Corporation
26632 Towne Centre Drive
Suite 320
Foothill Ranch, California 92610
(714) 649-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
ROBERT M. STEINBERG, ESQ.
1900 Avenue of the Stars, 7th Floor
Los Angeles, California 90067
(310) 203-8080

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount
Title of Securities	Amount	Offering Price per	Aggregate	of Registration
to be Registered	to be Registered(1)	Share(2)	Offering Price(2)	Fee(3)
Common Stock, no par value	1,950,000	$0.52 per share	$1,014,000	$120.00

(1)	In addition to the number of shares of Common Stock, no par value, stated above, options and other rights to purchase or acquire the shares of Common Stock under the above-referenced plans and, pursuant to Rule 416(c), an additional indeterminate number of shares which by reason of certain events specified in the Plans may become subject to the Plans.

(2)	Estimated solely for the purpose of determining the registration fee.

(3)	Calculated pursuant to Rule 457(h) based upon the average of the bid and ask prices of the Common Stock on the NASD’s OTC Bulletin Board on January 7, 2005 which was $0.52.

PART I
PART II
ITEM 8. EXHIBITS.
ITEM 9. UNDERTAKINGS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 5.1
EXHIBIT 23.1

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information concerning the CardioGenesis Corporation Stock Option Plan, Employee Stock Purchase Plan and Director Stock Option Plan, specified in Part I will be sent or given to plan participants as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

We incorporate by reference into this Registration Statement the contents of the Form S-8 registration statement, dated June 13, 2003, file number 333-106082 previously filed by the Registrant with the Securities and Exchange Commission.

ITEM 8. EXHIBITS.

Exhibit
Number	Description
4.1	Stock Option Plan, as amended and restated
4.2	Director Stock Option Plan, as amended and restated
4.3	Employee Stock Purchase Plan, as amended and restated
5.1	Opinion of Jeffer, Mangels, Butler & Marmaro LLP
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2	Consent of Jeffer, Mangels, Butler & Marmaro LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on Signature Page)

ITEM 9. UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foothill Ranch, State of California, on the 12th day of January, 2005.

CARDIOGENESIS CORPORATION
By:	/s/ Christine G. Ocampo
Christine G. Ocampo,
Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Quinn and Christine G. Ocampo his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Michael J. Quinn Michael J. Quinn	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2005
/s/ Christine G. Ocampo Christine G. Ocampo	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2005
/s/ Kurt E. Wehberg, M.D. Kurt E. Wehberg, M.D.	Director	January 12, 2005
/s/ Joseph R. Kletzel II Joseph R. Kletzel II	Director	January 12, 2005
/s/ Robert L. Mortensen Robert L. Mortensen	Director	January 12, 2005
/s/ Robert C. Strauss Robert C. Strauss	Director	January 12, 2005

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Stock Option Plan, as amended and restated
4.2	Director Stock Option Plan, as amended and restated
4.3	Employee Stock Purchase Plan, as amended and restated
5.1	Opinion of Jeffer, Mangels, Butler & Marmaro LLP
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2	Consent of Jeffer, Mangels, Butler & Marmaro LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on Signature Page)